SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2004

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

On April 13, 2004, the Board of Directors declared a one-for-one stock dividend.

Item 7.  Financial Statements and Exhibits

(c)

Exhibits.

99 Press Release dated April 13, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 13, 2004	By: /s/ Steve P. Foster
Steve P. Foster Chief Financial Officer

Exhibit 99

PRESS RELEASE

Lebanon, Ohio: LCNB Corp. (OTCBB: LCNB) The Board of Directors of LCNB Corp. at their regular meeting this morning, Tuesday, April 13, 2004 declared a stock dividend of one share for each share owned to shareholders of record April 20, 2004. The dividend will be paid on April 30, 2004.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. It serves as an umbrella corporation for its two subsidiaries, Lebanon Citizens National Bank, a full-service, FDIC Insured National Bank with 18 offices serving Warren, Butler, Clermont, Clinton and Hamilton Counties in Ohio, and of Dakin Insurance Agency, Inc., a full-service Independent Insurance Agency with seven offices in Warren, Clermont and Clinton Counties in Ohio, serving individuals and businesses with property, casualty, life and health insurance products and annuities.

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